Exhibit 99.1

Investor Contact:

Lauren Morris

513.579.9911 x11994

l.morris@medpace.com

FOR IMMEDIATE RELEASE

Media Contact:

Julie Hopkins

513.579.9911 x12627

j.hopkins@medpace.com

Medpace Holdings, Inc. Reports Second Quarter 2022 Results

•
Revenue of $351.2 million in the second quarter of 2022 increased 26.2% from revenue of $278.3 million for the comparable prior-year period, representing a backlog conversion rate of 16.8%.
•
Net new business awards were $450.6 million in the second quarter of 2022, representing an increase of 16.3% from net new business awards of $387.6 million for the comparable prior-year period, which resulted in a net book-to-bill ratio of 1.28x.
•
Second quarter of 2022 GAAP net income was $49.4 million, or $1.46 per diluted share, versus GAAP net income of $39.9 million, or $1.06 per diluted share, for the comparable prior-year period. Net income margin was 14.1% and 14.3% for the second quarter of 2022 and 2021, respectively.
•
EBITDA was $68.1 million for the second quarter of 2022, an increase of 42.0% from EBITDA of $47.9 million for the comparable prior-year period, resulting in an EBITDA margin of 19.4%.

CINCINNATI, OHIO, July 25, 2022-- Medpace Holdings, Inc. (Nasdaq: MEDP) (“Medpace”) today announced financial results for the second quarter ended June 30, 2022.

Second Quarter 2022 Financial Results

Revenue for the three months ended June 30, 2022 increased 26.2% to $351.2 million, compared to $278.3 million for the comparable prior-year period. On a constant currency organic basis, revenue for the second quarter of 2022 increased 27.7% compared to the second quarter of 2021.

Backlog as of June 30, 2022 grew 24.4% to $2.2 billion from $1.7 billion as of June 30, 2021. Net new business awards were $450.6 million, representing a net book-to-bill ratio of 1.28x for the second quarter of 2022, as compared to $387.6 million for the comparable prior-year period. The Company calculates the net book-to-bill ratio by dividing net new business awards by revenue.

For the second quarter of 2022, total direct costs were $252.2 million, compared to total direct costs of $203.6 million in the second quarter of 2021. Selling, general and administrative (SG&A) expenses were $33.2 million in the second quarter of 2022, compared to SG&A expenses of $27.0 million in the second quarter of 2021.

GAAP net income for the second quarter of 2022 was $49.4 million, or $1.46 per diluted share, versus GAAP net income of $39.9 million, or $1.06 per diluted share, for the second quarter of 2021. This resulted in a net income margin of 14.1% and 14.3% for the second quarter of 2022 and 2021, respectively.

EBITDA for the second quarter of 2022 increased 42.0% to $68.1 million, or 19.4% of revenue, compared to $47.9 million, or 17.2% of revenue, for the comparable prior-year period. On a constant currency basis, EBITDA for the second quarter of 2022 increased 35.3% from the second quarter of 2021.

A reconciliation of the Company’s non-GAAP financial measures, including EBITDA and EBITDA margin to the corresponding GAAP measures is provided below.

Balance Sheet and Liquidity

The Company’s Cash and cash equivalents were $42.6 million at June 30, 2022, and the Company generated $96.6 million in cash flow from operating activities during the second quarter of 2022. During the second quarter of 2022, the Company repurchased approximately 2.7 million shares at an average price of $137.86 per share for a total of $374.6 million. As of June 30, 2022, the Company has completed all authorized share repurchases under the repurchase program.

2022 Financial Guidance

The Company forecasts 2022 revenue in the range of $1.405 billion to $1.435 billion, representing growth of 23.0% to 25.6% over 2021 revenue of $1.142 billion. GAAP net income for full year 2022 is forecasted in the range of $205.0 million to $215.0 million. Additionally, full year 2022 EBITDA is expected in the range of $268.0 million to $280.0 million. Included in the revised forecast, the Company expects an additional foreign exchange headwind on revenue of approximately $4.0 million and a foreign exchange tailwind on EBITDA of approximately $3.0 million related to the strengthening of the US dollar at June 30, 2022 exchange rates. Based on forecasted 2022 revenue of $1.405 billion to $1.435 billion and GAAP net income of $205.0 million to $215.0 million, diluted earnings per share (GAAP) is forecasted in the range of $6.07 to $6.36. This guidance assumes a full year 2022 tax rate of 14.5% to 15.5% and 33.8 million diluted weighted-average shares outstanding for 2022. This does not reflect the potential impact of any share repurchases the Company may make after June 30, 2022.

Conference Call Details

Medpace will host a conference call at 9:00 a.m. ET, Tuesday, July 26, 2022, to discuss its second quarter 2022 results.

To participate in the conference call, interested parties must register in advance by clicking on this link. While it is not required, it is recommended you join 10 minutes prior to the event start. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique PIN that can be used to access the call.

To access the conference call via webcast, visit the “Investors” section of Medpace’s website at medpace.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A supplemental slide presentation will also be available at the “Investors” section of Medpace’s website prior to the start of the call.

About Medpace

Medpace is a scientifically-driven, global, full-service clinical contract research organization (CRO) providing Phase I-IV clinical development services to the biotechnology, pharmaceutical and medical device industries. Medpace’s mission is to accelerate the global development of safe and effective medical therapeutics through its high-science and disciplined operating approach that leverages regulatory and therapeutic expertise across all major areas including oncology, cardiology, metabolic disease, endocrinology, central nervous system and anti-viral and anti-infective. Headquartered in Cincinnati, Ohio, Medpace employs approximately 4,800 people across 41 countries as of June 30, 2022.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation, statements regarding our forecasted financial results, the anticipated impacts of the coronavirus COVID-19 pandemic and international risks including the conflict involving Russia, Ukraine and surrounding countries, respectively, on our business, and the effective tax rate used for non-GAAP adjustment purposes. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “guidance,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” “forecast,” “may,” “could,” “likely,” “anticipate,” “project,” “goal,” “objective,” “potential,” “range,” “estimate,” “preliminary,” similar expressions, and variations or negatives of these words.

These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our financial condition, actual results, performance (including share price performance), or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the potential loss, delay or non-renewal of our contracts, or the non-payment by customers for services we have performed; the failure to convert backlog to revenue at our present or historical conversion rate(s); the failure to maintain or generate new business awards; fluctuation in our results between fiscal quarters and years; the risks and uncertainties related to disruptions to or reductions in business operations or prospects due to pandemics, epidemics, widespread health emergencies, or outbreaks of infectious diseases such as coronavirus disease COVID-19; decreased operating margins due to increased pricing pressure or other factors; our failure to perform our services in accordance with contractual requirements, government regulations and ethical considerations; the impact of underpricing our contracts, overrunning our cost estimates or failing to receive approval for or experiencing delays with documentation of change orders; our failure to increase our market share, grow our business, successfully execute our growth strategies or manage our growth effectively; the impact of a failure to retain key executives or other personnel or recruit experienced personnel; the risks associated with our information systems infrastructure, including potential cybersecurity breaches and other disruptions which could compromise patient information or our information; adverse results from customer or therapeutic area concentration; the risks associated with doing business internationally, including the effects of tariffs and trade wars; the risks associated with the Foreign Corrupt Practices Act and other anti-corruption laws; future net losses; the impact of changes in tax laws and regulations; our failure to attract suitable investigators and patients to our clinical trials; the liability risks associated with our research and development services, including risks of liability resulting from harm to patients; inadequate insurance coverage for our operations and indemnification obligations; fluctuations in exchange rates; general economic conditions, including inflation, in the markets in which we operate, including financial market conditions; the impact of a natural disaster or other catastrophic event; negative outsourcing trends in the biopharmaceutical industry and a reduction in aggregate expenditures and research and development budgets; our inability to compete effectively with other CROs; the impact of healthcare reform; the impact of consolidation in the biopharmaceutical industry; our failure to comply with federal, state and foreign healthcare laws; the effect of current and proposed laws and regulations regarding the protection of personal data; our potential involvement in costly intellectual property lawsuits; actions by regulatory authorities or customers to limit the scope of indications related to or withdraw an approved drug, biologic or medical device from the market; the impact of industry-wide reputational harm to CROs; and the effect of the U.K.’s withdrawal from the EU, which could have implications on our research, commercial and general business operations in the U.K. and the EU.

These and other important factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and our other reports filed with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this press release. We cannot guarantee that any forward-looking statement will be realized. Achievement of anticipated results is subject to substantial risks, uncertainties and inaccurate assumptions. If known or unknown risks or uncertainties materialize or if underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. Any such forward-looking statements represent management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events, developments or circumstances cause our views to change. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Non-GAAP Financial Measures

Certain financial measures presented in this press release, such as EBITDA and EBITDA margin, are not recognized under generally accepted accounting principles in the United States of America, or U.S. GAAP. Management uses EBITDA and EBITDA margin or comparable metrics as a measurement used in evaluating our operating performance on a consistent basis, as a consideration to assess incentive compensation for our employees, for planning purposes, including the preparation of our internal annual operating budget, and to evaluate the performance and effectiveness of our operational strategies.

EBITDA and EBITDA margin have important limitations as analytical tools and you should not consider them in isolation, or as a substitute for, analysis of our results as reported under U.S. GAAP. See the condensed consolidated financial statements included elsewhere in this release for our U.S. GAAP results. Additionally, for reconciliations of EBITDA and EBITDA margin to our closest reported U.S. GAAP measures, refer to the appendix of this press release.

We believe that EBITDA and EBITDA margin are useful to provide additional information to investors about certain material non-cash and non-recurring items. While we believe these financial measures are commonly used by investors to evaluate our performance and that of our competitors, because not all companies use identical calculations, this presentation of EBITDA and EBITDA margin may not be comparable to other similarly titled measures of other companies and should not be considered as an alternative to performance measures derived in accordance with U.S. GAAP. EBITDA is calculated as net income attributable to Medpace Holdings, Inc. before income tax expense, interest expense, net, depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by Revenue, net for each period. Our presentation of EBITDA and EBITDA margin should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share amounts)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue, net	$351,207	$278,293	$682,154	$538,258
Operating expenses:
Direct service costs, excluding depreciation and amortization	132,118	108,233	257,552	209,620
Reimbursed out-of-pocket expenses	120,093	95,409	226,929	175,560
Total direct costs	252,211	203,642	484,481	385,180
Selling, general and administrative	33,215	26,973	62,581	52,711
Depreciation	4,707	3,951	8,977	7,763
Amortization	838	1,279	1,676	2,557
Total operating expenses	290,971	235,845	557,715	448,211
Income from operations	60,236	42,448	124,439	90,047
Other income, net:
Miscellaneous income, net	2,311	265	3,378	1,189
Interest expense, net	(548)	(27)	(494)	(41)
Total other income, net	1,763	238	2,884	1,148
Income before income taxes	61,999	42,686	127,323	91,195
Income tax provision	12,639	2,752	16,652	7,955
Net income	$49,360	$39,934	$110,671	$83,240
Net income per share attributable to common shareholders:
Basic	$1.52	$1.11	$3.28	$2.32
Diluted	$1.46	$1.06	$3.16	$2.20
Weighted average common shares outstanding:
Basic	32,493	35,894	33,696	35,825
Diluted	33,695	37,714	35,034	37,737

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(Amounts in thousands, except share amounts)
	As Of
	June 30,	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$42,551	$461,304
Accounts receivable and unbilled, net	225,695	186,432
Prepaid expenses and other current assets	60,641	43,176
Total current assets	328,887	690,912
Property and equipment, net	103,538	93,153
Operating lease right-of-use assets	135,389	129,558
Goodwill	662,396	662,396
Intangible assets, net	39,684	41,360
Deferred income taxes	26,441	25,134
Other assets	19,118	17,422
Total assets	$1,315,453	$1,659,935
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$28,800	$25,678
Accrued expenses	173,192	159,286
Advanced billings	401,368	344,641
Short-term debt	249,700	-
Other current liabilities	25,899	27,612
Total current liabilities	878,959	557,217
Operating lease liabilities	134,977	130,965
Deferred income tax liability	1,002	1,080
Other long-term liabilities	17,263	17,745
Total liabilities	1,032,201	707,007
Commitments and contingencies
Shareholders’ equity:
Preferred stock - $0.01 par-value; 5,000,000 shares authorized; no shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	-	-
Common stock - $0.01 par-value; 250,000,000 shares authorized at June 30, 2022 and December 31, 2021, respectively; 30,987,636 and 36,006,778 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	309	360
Treasury stock - 81,573 and 180,000 shares at June 30, 2022 and December 31, 2021, respectively	(14,243)	(5,427)
Additional paid-in capital	753,300	727,857
(Accumulated deficit) Retained earnings	(446,142)	234,984
Accumulated other comprehensive loss	(9,972)	(4,846)
Total shareholders’ equity	283,252	952,928
Total liabilities and shareholders’ equity	$1,315,453	$1,659,935

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(Amounts in thousands)	Six Months Ended
	June 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$110,671	$83,240
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	8,977	7,763
Amortization	1,676	2,557
Stock-based compensation expense	10,025	6,441
Noncash lease expense	8,959	7,899
Deferred income tax (benefit) provision	(1,439)	2,667
Amortization and adjustment of deferred credit	(310)	(334)
Other	(323)	131
Changes in assets and liabilities:
Accounts receivable and unbilled, net	(39,059)	(353)
Prepaid expenses and other current assets	(18,789)	(14,889)
Accounts payable	2,552	(270)
Accrued expenses	15,643	11,937
Advanced billings	56,727	26,553
Lease liabilities	(7,705)	(7,956)
Other assets and liabilities, net	(4,730)	(5,306)
Net cash provided by operating activities	142,875	120,080
CASH FLOWS FROM INVESTING ACTIVITIES:
Property and equipment expenditures	(20,457)	(12,515)
Other	(1,878)	(3,133)
Net cash used in investing activities	(22,335)	(15,648)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock option exercises	15,421	14,200
Repurchases of common stock	(800,667)	(55,877)
Proceeds from revolving loan	299,200	-
Payments on revolving loan	(49,500)	-
Net cash used in financing activities	(535,546)	(41,677)
EFFECT OF EXCHANGE RATES ON CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(3,747)	(1,512)
(DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(418,753)	61,243
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — Beginning of period	461,304	277,766
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH — End of period	$42,551	$339,009

MEDPACE HOLDINGS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

(Amounts in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
RECONCILIATION OF GAAP NET INCOME TO EBITDA
Net income (GAAP)	$49,360	$39,934	$110,671	$83,240
Interest expense, net	548	27	494	41
Income tax provision	12,639	2,752	16,652	7,955
Depreciation	4,707	3,951	8,977	7,763
Amortization	838	1,279	1,676	2,557
EBITDA (Non-GAAP)	$68,092	$47,943	$138,470	$101,556
Net income margin (GAAP)	14.1%	14.3%	16.2%	15.5%
EBITDA margin (Non-GAAP)	19.4%	17.2%	20.3%	18.9%

FY 2022 GUIDANCE RECONCILIATION (UNAUDITED)

(Amounts in millions, except per share amounts)	Forecast 2022
	Net Income		Net income per diluted share
	Low	High	Low	High
Net income and net income per diluted share (GAAP)	$205.0	$215.0	$6.07	$6.36
Income tax provision	35.9	37.9
Interest expense, net	4.3	4.3
Depreciation	19.4	19.4
Amortization	3.4	3.4
EBITDA (Non-GAAP)	$268.0	$280.0